SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check appropriate box:

|_|  Preliminary Proxy Statement            |_|   Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials
|_|  Soliciting Material under Rule 14a-12


                                  TRW INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                               Not Applicable
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:



     The Definitive Additional Materials filed herewith relate both to TRW's Special Meeting of Shareholders scheduled for April 22, 2002 and to TRW's Annual Meeting of Shareholders scheduled for April 24, 2002. TRW's proxy statement for the Special Meeting of Shareholders was filed on April 2, 2002 on Schedule 14A and TRW's proxy statement for the Annual Meeting of Shareholders was filed on March 4, 2002 on Schedule 14A.

April 3, 2002

Phil Odeen expresses pride in employees; outlines value of TRW's strategic plan in upcoming Webcast

Phil Odeen, TRW's chairman, begins his April 4 Webcast by recognizing the efforts of all employees during a period he characterizes as "unusual" for TRW and "uncertain" for employees. He reviews actions the company took in 2001 to transform itself, elaborates on how well positioned TRW currently is for a bright future, and speaks confidently of TRW's shareholder value enhancement plan. Northrop Grumman's offer is well below the current market price, he emphasizes, and employees should reject it.

The Webcast (see link below) may be viewed and heard at a number of TRW sites by employees who have sound-enabled/intranet-connected computers. To view the Webcast or read an accompanying script, select the link below. The six-minute Webcast will repeat regularly.

Feedback Important
Employees' comments regarding today's Webcast are important for determining the distribution tools' effectiveness, audience reach, and value. Please take a moment to complete the on line feedback form (see link below). Your immediate response is greatly appreciated.

------------------------------------------------

The following communication vehicles are available to hear or view the
Webcast:

     o    An audio replay of the Webcast, beginning April 4, 11:00 a.m.
          (EST) may be heard by dialing 888-203-1112 (toll-free) or 719-457-0820 if toll-free is not available in your geographic region. At the prompt, enter confirmation code 531584 followed by the # key. You may get a busy signal if the maximum capacity of the replay is reached. If so, call back in a few minutes.

     o    The Webcast will be available for replay through Thursday, April
          11.

     o Access to the Webcast via the external Internet is available. This alternative vehicle will permit access for: 1) sites on the international TGN with their own Internet connections, 2) employees at customer off sites, or 3) other employees who may connect to the Internet using an Internet service provider. The Webcast on the Internet is hosted at the following URL in a special password protected directory: http://www.trw.com/webcast/ When prompted, enter your Username = webcast1 Password = showtime. Access to the site should be limited to TRW employees only.

     o    The Webcast transcript will be sent via email attachment.


For more information concerning the Webcast, employees may access http://webcast.trw.com/archive/current/faqs.html


Note: There are selected sites/facilities that may not be able to receive the video broadcast due to local network infrastructure issues. These issues are being identified and will be addressed over the course of the year.

Certain of the information contained in this notice should be considered "forward-looking statements" that TRW believes are within the meaning of the Private Securities Litigation Reform Act of 1995. The safe harbors intended to be created thereby are not available to statements made in connection with a tender offer and TRW is not aware of any judicial determination as to the applicability of such safe harbors to forward-looking statements made in proxy solicitation materials when there is a simultaneous tender offer. However, shareholders should be aware that the preparation of any such forward-looking statements requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside the Company's control. Further, the Company's results could be affected by the ability to obtain new contract awards; the level of defense funding by the government and the termination of existing government contracts; pricing pressures from customers; moderation or decline in the automobile build rate; changes in consumer debt levels; work stoppages; unanticipated downturn in the financial condition of, or business relationships with customers or suppliers; the ability to reduce the level of outstanding debt from cash flow from operations and the proceeds from asset dispositions; a credit rating downgrade; increase in interest rates; customer recall and warranty claims; product liability and litigation issues; changes to the regulatory environment regarding automotive safety; the introduction of competing products or technology by competitors; the ability to attract and retain skilled employees with high-level technical competencies; the financial results of companies in which we have made technology investments; the availability of funding for research and development; economic, regulatory and political domestic and international conditions; fluctuations in currency exchange rates; and the impact of additional terrorist attacks, which could result in reduced automotive production, disruptions to the transportation system, or significant and prolonged disruption to air travel. In addition, there can be no assurance: (i) that an agreement relating to any investment in the Company, or relating to any sale or other distribution of all or a part of the Company's operating businesses will be reached, or that if an agreement is reached, that the transactions contemplated by such agreement will be consummated; (ii) that the Company will spin off the automotive business or that such spin-off will be complete within six to nine months; (iii) that the Company will be successful in reducing the amount of its indebtedness, or that the methods described for debt reduction will be utilized; (iv) as to the amount by which debt will be reduced; (v) that the Company's strategy will deliver any particular level of value to TRW shareholders; (vi) that defense spending will rise and research, development, test and evaluation budgets will increase; (vii) that the commercial aerospace industry will stabilize;
(viii) that North American 2002 light vehicle production will increase from 2001 levels; (ix) that 2002 earnings per share estimates will be met or exceeded; (x) with respect to the expected amounts of the Company's operating cash flows in 2002, that such amounts will be utilized to reduce the amount of the Company's indebtedness; (xi) with respect to the amounts that will be realized, if any, by the Company from divestitures; (xii) with respect to the amount of sales, earnings per share or cash flow that will be realized by the Company in 2002; and (xiii) that the Company's costs will decrease in 2002. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumption or changes in other factors affecting such estimates other than as required by law.